Exhibit 15.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

30 December 2025

063755.0001

Leoch Energy Inc

4th Floor, Harbour Place

103 South Church Street

P. O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Leoch Energy Inc, Company Number 412272 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form 20-F (the Registration Statement), including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under Section 12(b) of the United States Securities Exchange Act of 1934, as amended, relating to the registration of the ordinary shares of a par value of US$0.000005 each of the Company (the Shares).

We are furnishing this opinion as Exhibit 15.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | JP Engwirda | Y Fan | SG Gray | IC Groark | PM Kay | MW Kwok

IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company, with effect from the date that the M&A becomes effective, will be US$50,000 divided into 10,000,000,000 ordinary shares of a par value of US$0.000005 each.

3

Valid Issuance of Shares. The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

4

Cayman Islands Law. The statements under the headings “Item 10. Additional Information – 10.A. Share Capital” “Item 10. Additional Information – 10.B. Memorandum and Articles of Association” and “Item 10. Additional Information – 10.E. Taxation – Cayman Islands Tax Considerations” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm in the Registration Statement under the headings “Item 1. Identity of Directors, Senior Management and Advisers – 1.B. Advisers”, “Item 10. Additional Information – 10.B. Memorandum and Articles of Association – Enforceability of Civil Liabilities” and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 19 July 2024.

2

A copy of the amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 17 December 2025 and effective immediately prior to the completion of the initial listing of the Company’s ordinary shares on a Designated Stock Exchange (the M&A).

3	A copy of the register of members provided to us on 11 September 2024.

4	A copy of the register of directors and officers of the Company provided to us on 11 September 2024.

5	A copy of executed written resolutions of the sole director of the Company passed on 17 December 2025 (the Resolutions).

6	A certificate of good standing dated 16 December 2025 in respect of the Company issued by the Registrar of Companies in the Cayman Islands.

7	A certificate issued by the sole director of the Company dated 19 December 2025, a copy of which is attached hereto (the Director’s Certificate).

8	The Registration Statement.

(items 1 to 6 above collectively referred to as the Corporate Documents and items 1 to 8 above collectively referred to as the Documents)

SCHEDULE 2

Assumptions

1

Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2

Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

4

Resolutions. The Resolutions have been duly executed by or on behalf of the sole director, and the signature(s) and initial(s) thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5

No Steps to Wind-up. The sole director and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

7

Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2

Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3

Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4

Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

SCHEDULE 4

Director’s Certificate